                                                              EXHIBIT (h)(27)(b)

                               AMENDMENT NO. 3 TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
        The United States Life Insurance Company in the City of New York

The Administrative Services Agreement, dated as of November 1, 2001, by and among Franklin Templeton Services, LLC, and The United States Life Insurance Company in the City of New York (the "Agreement") is hereby amended as follows:

     1. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of July 1, 2008.

Franklin Templeton Services, LLC


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


The United States Life Insurance Company in the City of New York

                                        Attest:


By:                                     By:
   ----------------------------------        -----------------------------------
Name:                                   Name:
     --------------------------------          ---------------------------------
Title:                                  Title:
      -------------------------------         ----------------------------------
                                        [Corporate Seal]

                                   SCHEDULE B

                         ADMINISTRATIVE EXPENSE PAYMENTS

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                        PRODUCT /                                        FEE   EFFECTIVE
    COMPANY       SECURITIES ACT NO.         FUNDS OF THE TRUST         RATE     DATE
----------------  ------------------  -------------------------------  ------  ---------
                  Platinum Investor   Franklin U.S. Government Fund-    0.15%   11/1/01
                  VUL                 Class 2 Mutual Shares
                  333-79471           Securities Fund-Class 2
                                      Templeton Foreign Securities
                                      Fund - Class 2

The United        Platinum Investor   Franklin U.S. Government Fund-
States Life       Survivor VUL        Class 2 Mutual Shares
Insurance         333-57062           Securities Fund-Class 2
Company in the                        Templeton Foreign Securities
City of New York                      Fund - Class 2

                  Platinum Investor   Franklin U.S. Government Fund-    0.15%   09/05/03
                  PLUS VUL            Class 2 Mutual Shares
                  333-105246          Securities Fund-Class 2
                                      Templeton Foreign Securities
                                      Fund-Class 2 Franklin Small
                                      Cap Value Securities Fund-
                                      Class 2

                  Platinum Investor   Franklin U.S. Government Fund-
                  IVA                 Class 2 Mutual Shares
                  333-109499          Securities Fund-Class 2
                                      Templeton Foreign Securities
                                      Fund-Class 2 Franklin Small
                                      Cap Value Securities
                                      Fund-Class 2

                  Platinum Investor   Franklin U.S. Government Fund-            07/01/04
                  Survivor II VUL     Class 2 Mutual Shares
                  333-105762          Securities Fund-Class 2
                                      Templeton Foreign Securities
                                      Fund-Class 2 Franklin Small
                                      Cap Value Securities
                                      Fund-Class 2

                  Platinum Investor   Franklin U.S. Government                  01/02/07
                  VIP VUL             Fund-Class 2 Mutual Shares
                  333-                Securities Fund-Class 2
                                      Templeton Foreign Securities
                                      Fund-Class 2 Franklin Small
                                      Cap Value Securities
                                      Fund-Class 2

                  AIG Protection      Mutual Shares Securities                  07/01/08
                  Advantage VUL       Fund-Class 2 Franklin Small
                  333-149403          Cap Value Securities
                                      Fund-Class 2

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